UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2015, the Board of Directors (the “Board”) of ACCO Brands Corporation (the “Company”) approved the amendment and restatement of the Company’s By-Laws (the “By-Laws”), effective immediately. The Company’s previous by-laws provided for election of directors by plurality vote, whether in contested or uncontested elections. Article III, Section 3 of the By-Laws has been amended to provide for election of directors by majority vote in uncontested elections. In this context, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. However, a plurality of the votes cast shall be sufficient to elect a director if a quorum is present and if the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. The By-Laws have also been amended to provide that a stockholder who nominates a director candidate must inform the Company as to whether the stockholder’s nominee intends to tender an irrevocable letter of resignation with respect to subsequent elections in the event that such nominee is elected.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the amendments to the By-Laws, the Company also adopted amendments to its Corporate Governance Principles outlining a resignation policy to be followed in connection with elections of directors. Prior to the mailing of the proxy materials for any such meeting at which directors are to be elected, each director seeking re-election must tender irrevocable resignations that will become effective upon the occurrence of both (1) a failure of the nominee to receive the requisite vote to be re-elected as a director and (2) Board acceptance of such resignation. If any director fails to receive the required vote for election or re-election (each a “Subject Director”), either (i) the Corporate Governance and Nominating Committee of the Board or (ii) another committee of the Board as determined by the Board will make a recommendation to the Board as to whether to accept or reject the Subject Director’s previously tendered resignation, or whether other action should be taken. The Board, not including any Subject Director, will make a final decision as to whether to accept or reject the resignation based on factors it deems relevant and taking into consideration the applicable committee’s recommendation. If a Subject Director’s tendered resignation is not accepted by the Board, such director shall continue to serve until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. In the event that the Board decides to accept a resignation, the Board would be permitted to fill the resulting vacancy or decrease the size of the Board in accordance with the Company’s By-Laws.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.1    By-Laws of ACCO Brands Corporation (as amended through December 9, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	December 14, 2015	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel
and Secretary

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

3.1	By-Laws of ACCO Brands Corporation (as amended through December 9, 2015)